Exhibit 99.1

Intel Reports Second-Quarter Revenue of $13.5 Billion

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 17, 2012--Intel Corporation today reported quarterly revenue of $13.5 billion, operating income of $3.8 billion, net income of $2.8 billion and EPS of $0.54. The company generated approximately $4.7 billion in cash from operations, paid dividends of $1.1 billion and used $1.1 billion to repurchase stock.

“The second quarter was highlighted by solid execution with continued strength in the data center and multiple product introductions in Ultrabooks and smartphones,” said Paul Otellini, Intel president and CEO. “As we enter the third quarter, our growth will be slower than we anticipated due to a more challenging macroeconomic environment. With a rich mix of Ultrabook and Intel-based tablet and phone introductions in the second half, combined with the long-term investments we're making in our product and manufacturing areas, we are well positioned for this year and beyond.”

Business Outlook

Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures or other investments that may be completed after July 17.

Q3 2012 (GAAP, unless otherwise stated)

  Revenue: $14.3 billion, plus or minus $500 million.
  Gross margin percentage: 63 percent and 64 percent Non-GAAP (excluding amortization of acquisition-related intangibles), both plus or minus a couple of percentage points.
  R&D plus MG&A spending: approximately $4.6 billion.
  Amortization of acquisition-related intangibles: approximately $80 million.
  Impact of equity investments and interest and other: approximately zero.
  Depreciation: approximately $1.6 billion.

Full-Year 2012 (GAAP, unless otherwise stated)

  Revenue up between 3 percent and 5 percent year over year, down from the prior expectation for high single-digit growth.
  Gross margin percentage: 64 percent and 65 percent Non-GAAP (excluding amortization of acquisition-related intangibles), both plus or minus a couple points.
  Spending (R&D plus MG&A): $18.2 billion, plus or minus $200 million, down $100 million from prior expectations.
  Amortization of acquisition-related intangibles: approximately $300 million, unchanged.
  Depreciation: $6.3 billion, plus or minus $100 million, down $100 million from prior expectations.
  Tax Rate: approximately 28 percent, unchanged.
  Full-year capital spending: $12.5 billion, plus or minus $400 million, unchanged.

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

Status of Business Outlook

Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business Sept. 14 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, and tax rate, will be effective only through the close of business on July 24. Intel’s Quiet Period will start from the close of business on Sept. 14 until publication of the company’s third-quarter earnings release, scheduled for Oct. 16. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

GAAP Financial Comparison
Quarterly
	Q2 2012	Q1 2012	vs. Q1 2012
Revenue	$13.5 billion	$12.9 billion	up 5%
Gross Margin	63.4%	64.0%	down 0.7 pts.
Operating Income	$3.8 billion	$3.8 billion	up 1%
Net Income	$2.8 billion	$2.7 billion	up 3%
Earnings Per Share	54 cents	53 cents	up 2%
Non-GAAP Financial Comparison
Quarterly
	Q2 2012	Q1 2012	vs. Q1 2012
Gross Margin	64.4%	65.1%	down 0.7 pts.
Operating Income	$4.1 billion	$4.0 billion	up 1%
Net Income	$3.0 billion	$2.9 billion	up 3%
Earnings Per Share	57 cents	56 cents	up 2%
Non-GAAP results exclude the amortization of acquisition-related intangible assets and the related income tax effect of these charges.

Q2 Key Financial Information (GAAP)

  PC Client Group revenue of $8.7 billion, up 3 percent sequentially.
  Data Center Group revenue of $2.8 billion, up 14 percent sequentially.
  Other Intel® architecture group revenue of $1.1 billion, up 3 percent sequentially.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the third quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the company’s expectations.

  Demand could be different from Intel's expectations due to factors including changes in business and economic conditions, including supply constraints and other disruptions affecting customers; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers. Uncertainty in global economic and financial conditions poses a risk that consumers and businesses may defer purchases in response to negative financial events, which could negatively affect product demand and other related matters.
  Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Revenue and the gross margin percentage are affected by the timing of Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.
  The gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; start-up costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; product manufacturing quality/yields; and impairments of long-lived assets, including manufacturing, assembly/test and intangible assets.
  The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
  Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.
  Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.
  Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.
  Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
  Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the company’s most recent Form 10-Q and Form 10-K.

Earnings Webcast

Intel will hold a public webcast at 2 p.m. PDT today on its Investor Relations website at www.intc.com. A webcast replay and MP3 download will also be available on the site.

Intel plans to report its earnings for the third quarter of 2012 on Oct. 16. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, senior vice president and chief financial officer, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2 p.m. PDT at www.intc.com.

Intel and the Intel logo are trademarks of Intel Corporation in the United States and other countries.

*Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
NET REVENUE	$13,501	$13,032	$26,407	$25,879
Cost of sales	4,947	5,130	9,588	10,092
GROSS MARGIN	8,554	7,902	16,819	15,787

Research and development	2,513	1,986	4,914	3,902
Marketing, general and administrative	2,131	1,905	4,104	3,680
R&D AND MG&A	4,644	3,891	9,018	7,582
Amortization of acquisition-related intangibles	78	76	159	112
OPERATING EXPENSES	4,722	3,967	9,177	7,694
OPERATING INCOME	3,832	3,935	7,642	8,093
Gains (losses) on equity investments, net	47	(25)	28	3
Interest and other, net	55	21	78	206
INCOME BEFORE TAXES	3,934	3,931	7,748	8,302
Provision for taxes	1,107	977	2,183	2,188
NET INCOME	$2,827	$2,954	$5,565	$6,114

BASIC EARNINGS PER COMMON SHARE	$0.56	$0.56	$1.11	$1.14
DILUTED EARNINGS PER COMMON SHARE	$0.54	$0.54	$1.07	$1.11

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	5,022	5,294	5,010	5,376
DILUTED	5,199	5,441	5,196	5,527

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	June 30,	March 31,	Dec. 31,
	2012	2012	2011
CURRENT ASSETS
Cash and cash equivalents	$5,223	$4,429	$5,065
Short-term investments	3,981	5,012	5,181
Trading assets	4,444	4,312	4,591
Accounts receivable, net	3,544	4,037	3,650
Inventories:
Raw materials	655	646	644
Work in process	2,068	2,048	1,680
Finished goods	2,181	1,795	1,772
	4,904	4,489	4,096
Deferred tax assets	1,517	1,794	1,700
Other current assets	2,172	1,348	1,589
TOTAL CURRENT ASSETS	25,785	25,421	25,872

Property, plant and equipment, net	25,976	25,027	23,627
Marketable equity securities	599	819	562
Other long-term investments	568	498	889
Goodwill	9,442	9,388	9,254
Identified intangible assets, net	5,974	6,064	6,267
Other long-term assets	4,008	4,600	4,648
TOTAL ASSETS	$72,352	$71,817	$71,119

CURRENT LIABILITIES
Short-term debt	$92	$362	$247
Accounts payable	3,269	2,993	2,956
Accrued compensation and benefits	2,020	1,498	2,948
Accrued advertising	1,060	1,095	1,134
Deferred income	1,915	2,001	1,929
Other accrued liabilities	2,182	3,992	2,814
TOTAL CURRENT LIABILITIES	10,538	11,941	12,028

Long-term debt	7,093	7,088	7,084
Long-term deferred tax liabilities	2,775	2,793	2,617
Other long-term liabilities	3,167	3,235	3,479
Stockholders' equity:
Preferred stock	—	—	—
Common stock and capital in excess of par value	18,883	18,381	17,036
Accumulated other comprehensive income (loss)	(857)	(604)	(781)
Retained earnings	30,753	28,983	29,656
TOTAL STOCKHOLDERS' EQUITY	48,779	46,760	45,911
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$72,352	$71,817	$71,119

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q2 2012	Q1 2012	Q2 2011
GEOGRAPHIC REVENUE:
Asia-Pacific	$7,773	$7,368	$7,391
	58%	57%	57%
Americas	$2,883	$2,553	$2,909
	21%	20%	22%
Europe	$1,652	$1,778	$1,564
	12%	14%	12%
Japan	$1,193	$1,207	$1,168
	9%	9%	9%

CASH INVESTMENTS:
Cash and short-term investments	$9,204	$9,441	$7,741
Trading assets - marketable debt securities (1)	4,444	4,312	3,796
Total cash investments	$13,648	$13,753	$11,537

TRADING ASSETS:
Trading assets - equity securities (2)	—	—	$10
Total trading assets - sum of 1+2	$4,444	$4,312	$3,806

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$765	$814	$759
Deferred income from software and services group	1,150	1,187	1,065
Total current deferred income	$1,915	$2,001	$1,824

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,572	$1,519	$1,248
Share-based compensation	$280	$274	$262
Amortization of intangibles	$267	$266	$256
Capital spending	($2,662)	($2,974)	($2,484)
Investments in non-marketable equity instruments	($79)	($116)	($148)
Stock repurchase program	($1,100)	($1,500)	($2,000)
Proceeds from sales of shares to employees & excess tax benefit	$552	$1,263	$373
Dividends paid	($1,057)	($1,049)	($961)
Net cash received/(used) for divestitures/acquisitions	($282)	($176)	($75)

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	5,022	4,999	5,294
Dilutive effect of employee equity incentive plans	108	126	94
Dilutive effect of convertible debt	69	67	53
Weighted average common shares outstanding - diluted	5,199	5,192	5,441

STOCK BUYBACK:
Shares repurchased	41	57	93
Cumulative shares repurchased (in billions)	4.2	4.1	3.7
Remaining dollars authorized for buyback (in billions)	$7.5	$8.6	$8.2

OTHER INFORMATION:
Employees (in thousands)	102.8	100.8	96.5

INTEL CORPORATION
SUPPLEMENTAL OPERATING GROUP RESULTS
(In millions)

	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
Net Revenue
PC Client Group	$8,684	$8,321	$17,135	$16,942
Data Center Group	2,804	2,436	5,257	4,900
Other Intel Architecture Group	1,108	1,389	2,183	2,538
Intel Architecture Group	12,596	12,146	24,575	24,380

Software and Services Group	586	511	1,157	751
All other	319	375	675	748
TOTAL NET REVENUE	$13,501	$13,032	$26,407	$25,879

Operating income (loss)
PC Client Group	$3,416	$3,284	$6,899	$6,827
Data Center Group	1,389	1,204	2,532	2,426
Other Intel Architecture Group	(335)	(33)	(647)	(69)
Intel Architecture Group	$4,470	$4,455	8,784	9,184

Software and Services Group	14	(14)	21	(66)
All other	(652)	(506)	(1,163)	(1,025)
TOTAL OPERATING INCOME	$3,832	$3,935	$7,642	$8,093

In the second quarter of 2012, we reorganized our smartphone, tablet, and mobile communication businesses within the other Intel architecture operating group to enable us to move faster and with greater collaboration and synergies in the market segment for mobile devices. As part of the reorganization, the former Netbook and Tablet Group has been separated into the following new operating groups: Netbook Group, Tablet Group, and Service Provider Group. Additionally, the former Ultra-Mobility Group is now the Phone Group. The other Intel architecture operating group continues to include the Intelligent Systems Group and Intel Mobile Communications. The other Intel architecture operating group aggregation has not changed. Our operating groups shown above are comprised of the following:

• PC Client Group: Delivering platforms designed for the notebook and desktop (including high-end enthusiast PCs) market segments; and wireless connectivity products.
• Data Center Group: Delivering platforms designed for the server, workstation, and storage computing market segments; and wired network connectivity products.

• Other Intel Architecture Group consist of the following:
• Intelligent Systems Group (formerly Embedded and Communications Group): Delivering platforms designed for embedded applications.
• Netbook Group: Delivering platforms designed for the netbook market segment.
• Intel Mobile Communications: Delivering mobile phone components such as baseband processors, radio frequency transceivers, and power management chips.
• Tablet Group: Delivering platforms designed for the tablet market segment.
• Phone Group: Delivering platforms designed for the smartphone market segment.
• Service Provider Group: Delivering gateway and set top box components.

• Software and Services Group consists of the following:
• McAfee: A wholly owned subsidiary delivering software products for endpoint security, network and content security, risk and compliance, and consumer and mobile security.
• Wind River Software Group: A wholly owned subsidiary delivering software optimized products for the embedded and mobile market segments.
• Software and Services Group: Delivering software products and services that promote Intel Architecture as the platform of choice for software development.

All Other consists of the following:
• Non-Volatile Memory Solutions Group: Delivering NAND flash memory products for use in a variety of devices.
• Corporate: Revenue, expenses and charges such as:
• A portion of profit-dependent compensation and other expenses not allocated to the operating groups.

• Divested businesses and results of seed businesses that support our initiatives.

• Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q2 2012	Q2 2012
	compared to Q1 2012	compared to Q2 2011
PC Client Platform
Unit Volumes	3%	7%
Average Selling Prices	(2%)	(2%)

Data Center Platform
Unit Volumes	11%	4%
Average Selling Prices	3%	12%

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this document contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our expectations for future results. The non-GAAP financial measures disclosed by the company exclude the amortization of acquisition-related intangible assets, as well as the related income tax effect. Amortization of acquisition-related intangible assets consists of the amortization of developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustment excludes these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for period to period comparisons in our budget, planning and evaluation processes, and to show the reader how our performance compares to other periods.

	(In millions, except per share amounts)
	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011

GAAP GROSS MARGIN	$8,554	$7,902	$16,819	$15,787
Adjustment for the amortization of acquisition-related intangibles	142	136	279	210
NON-GAAP GROSS MARGIN	$8,696	$8,038	$17,098	$15,997

GAAP GROSS MARGIN PERCENTAGE	63.4%	60.6%	63.7%	61.0%
Adjustment for the amortization of acquisition-related intangibles	1.0%	1.1%	1.0%	0.8%
NON-GAAP GROSS MARGIN PERCENTAGE	64.4%	61.7%	64.7%	61.8%

GAAP OPERATING INCOME	$3,832	$3,935	$7,642	$8,093
Adjustment for the amortization of acquisition-related intangibles	220	212	438	322
NON-GAAP OPERATING INCOME	$4,052	$4,147	$8,080	$8,415

GAAP NET INCOME	$2,827	$2,954	$5,565	$6,114
Adjustment for:
Amortization of acquisition-related intangibles	220	212	438	322
Income tax effect	(74)	(38)	(147)	(69)
NON-GAAP NET INCOME	$2,973	$3,128	$5,856	$6,367

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.54	$0.54	$1.07	$1.11
Adjustment for:
Amortization of acquisition-related intangibles	0.04	0.04	0.09	0.06
Income tax effect	(0.01)	(0.01)	(0.03)	(0.02)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.57	$0.57	$1.13	$1.15

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP OUTLOOK

Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this outlook should be carefully evaluated. Please refer to "Supplemental Reconciliations of GAAP to non-GAAP Results" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q3 2012 Outlook		2012 Outlook
GAAP GROSS MARGIN PERCENTAGE	63%	+/- a couple percentage points	64%	+/- a couple percentage points
Adjustment for the amortization of acquisition-related intangibles	1%		1%
NON-GAAP GROSS MARGIN PERCENTAGE	64%	+/- a couple percentage points	65%	+/- a couple percentage points